Exhibit 10.2

                      CONSENT TO PROPERTY ACCESS AGREEMENT

     THIS CONSENT TO PROPERTY ACCESS AGREEMENTS (this "CONSENT") is made as of September 1, 2006, by ARE-PA REGION NO. 6, LLC, a Delaware limited liability company, having an address of 385 E. Colorado Blvd., Suite 299, Pasadena, California 91101 ("ARE"), AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation, having an address of 40 Valley Stream Parkway, Malvern, Pennsylvania 19355 ("AUXILIUM"), and NEOSE TECHNOLOGIES, INC., a Delaware corporation, having an address of 102 Witmer Road, Horsham, Pennsylvania 19044 ("NEOSE") with reference to the following Recitals.

                                    RECITALS

     A. ARE, as buyer, and Neose, as seller, have entered into a Purchase and Sale Agreement and Joint Escrow Instructions dated as of September __, 2006 ("AGREEMENT OF SALE") for the purchase and sale of the property known as 102 Witmer Road, Horsham, Pennsylvania 19044 ("PREMISES").

     B. ARE, as landlord, and Auxilium, as tenant, have entered into that certain Lease Agreement of even date herewith ("LEASE"), wherein ARE has leased the Premises to Auxilium.

     C. Pursuant to the terms and conditions of a certain Pre-Closing Property Access Agreement ("PRE-CLOSING AGREEMENT") between Neose and Auxilium, Neose has agreed to permit Auxilium to enter the Premises and to commence making certain alterations and improvements thereto before the date on which the Premises are conveyed to ARE pursuant to the Agreement of Sale ("CLOSING").

     D. Pursuant to the terms and conditions of a certain Post-Closing Property Access Agreement ("POST-CLOSING AGREEMENT") between Neose and Auxilium, Auxilium has agreed to permit Neose to remain in occupancy of certain portions of the Premises and to share certain facilities within the Premises for a defined period of time after the Closing. The Pre-Closing Agreement and the Post-Closing Agreement are hereinafter collectively referred to as the "PROPERTY ACCESS AGREEMENTS."

     E. Auxilium and Neose desire to obtain ARE's consent to the Property Access Agreements.

     NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ARE hereby consents to (a) Auxilium's entry onto the Premises and the making of certain alternations and improvements by Auxilium before the Closing, and (b) Neose's use and occupancy of certain portions of the Premises between the Closing and February 28, 2007, such consent being subject to and upon the following terms and conditions to which Auxilium and Neose hereby agree:

1. All initially capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

2. This Consent shall not be effective and the Property Access Agreements shall not be valid unless and until ARE shall have received: (a) fully executed counterparts of the Property Access Agreements, and (b) a fully executed counterpart of this Consent.

     Auxilium and Neose each represent and warrant to ARE that true, correct, and complete copies of the Property Access Agreements are attached hereto as EXHIBIT A.

3. ARE's consent to Auxilium Improvements and Approved Materials shall be as follows:

     a. Prior to the construction or installation of any alterations, addition or improvements to the Premises by Auxilium before the Closing (collectively, "AUXILIUM IMPROVEMENTS"), ARE shall have received and approved, pursuant to the terms and conditions set forth in the Lease, any drawings for the proposed Auxilium Improvements. The Auxilium Improvements shall be installed, maintained, repaired, replaced, and removed in accordance with the terms and conditions of the Lease; and

     b. Prior to Auxilium introducing any Approved Materials (as defined in the Pre- Closing Agreement) into the Premises before the Closing, ARE shall have received and approved a reasonably detailed itemization of the Approved Materials, and all documents relating to Auxilium's proposed use of the Premises.

4. ARE neither approves nor disapproves the terms, conditions, and agreements contained in the Property Access Agreements, all of which shall be subordinate and at all times subject to: (a) all of the covenants, agreements, terms, provisions, and conditions contained in the Lease, (b) superior ground leases, Mortgages, or any other hypothecation or security now existing or hereafter placed upon all or any part of the Premises and to any advances secured thereby and to all renewals, modifications, consolidations, replacements, and extensions thereof, and (c) all matters of record affecting the Premises and all Legal Requirements now or hereafter affecting the Premises.

5. Nothing contained herein or in the Property Access Agreements shall be construed to modify, waive, impair, or affect any of the terms, covenants, or conditions contained in the Lease, or to waive any breach thereof, or any rights or remedies of ARE under the Lease against any person, firm, association, corporation, or entity liable for the performance thereof, or to enlarge or increase ARE's obligations or liabilities under the Lease, and all terms, covenants, and conditions of the Lease are hereby declared by each of ARE and Auxilium to be in full force and effect. Auxilium shall remain liable and responsible for the due keeping, performance, and observance of all the terms, covenants, and conditions set forth in the Lease on the part of Auxilium to be kept, performed, and observed and for the payment of the Base Rent, Additional Rent, and all other sums now and hereafter becoming payable thereunder for all of the Premises.

6.   Notwithstanding anything in the Property Access Agreements to the contrary:

     a. From and after the Closing and through the expiration of the Post-Closing Agreement on February 28, 2007 or, if earlier, the date Neose vacates the Premises, Neose does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of ARE, each and every obligation of Auxilium under the Lease, except as specifically set forth otherwise below, to the extent applicable to the use and occupancy (and not related to the payment of rent or additional rent) of those portions of the Premises used and occupied by Neose or shared by Neose and Auxilium, but in no event shall Neose be liable for the acts or omissions of Auxilium under the Lease (except to the extent due to the acts or omissions of Neose and its agents, contractors, and employees). ARE and Neose each hereby release the other, and waive their respective rights of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party to the extent of such insurance and waive any right of subrogation which that otherwise exist in or accrue to any person on account thereof.

     b. Auxilium and Neose agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the Property Access Agreements and this Consent, the terms of this Consent shall control. In case of a conflict between the terms of this Consent and the Lease, the terms of the Lease shall control.

     c. The Property Access Agreements shall be deemed and agreed to be use and occupancy agreements only and not a sublease or an assignment and there shall be no further use and occupancy agreements, subletting, or assignment of all or any portion of the Premises except in accordance with the terms and conditions of the Lease.

     d. If ARE terminates the Lease as a result of an uncured default by Auxilium thereunder or the Lease terminates for any other reason (except a termination by reason of casualty or condemnation), the Post-Closing Agreement shall automatically terminate concurrently therewith and the Lease shall become a direct lease between ARE and Neose with respect to the Spaces as defined in Section 1.1 of the Post Closing Agreement; provided, however, that such direct lease shall be amended to reflect the following:

          (i) an expiration date of February 28, 2007 or, if earlier, the date Neose vacates the Premises with no renewal or extension option in favor of Neose;

          (ii) Neose will not be obligated to pay Rent (pursuant to Sections 3, 4, 5, 9, 17 or otherwise of the Lease) on account of Base Rent, Additional Rent, Operating Expenses or otherwise, for the period between the date of the termination of the Lease and February 28, 2007, except as provided in clauses (iii), (v), and (vii) below;

          (iii) Neose shall be obligated to pay as Additional Rent the per diem sum of $60 per rentable square foot (on an annualized basis) pursuant to Section 8 of the Lease arising from Neose's holdover of the Premises beyond February 28, 2007; such per diem amount shall be based on the rentable square footage of the Neose Space and Shared Space (as defined in the Post-Closing Agreement) as reasonably determined by Landlord;

          (iv) Neose shall not be obligated to deposit any security deposit or other collateral with Landlord pursuant to Section 6 of the Lease;

          (v) Neose shall only be obligated for its prorata share ("NEOSE'S PRORATA SHARE") of the cost of utilities serving the Spaces (as defined in the Post-Closing Agreement) where Neose's Prorata Share shall be equal to the ratio that the

          Neose Space and the Shared Space used and occupied by Neose bears to the entire Premises;

          (vi) Except to the extent Neose deems necessary for the continued use and occupancy of the Spaces by it and subject to the provisions of this Consent, that Neose shall have no obligation to perform the obligations set forth in Sections 11(b) (except that Neose shall maintain, at its sole cost and expense, the generator described in
          Section 11(b) (the "GENERATOR") so as to keep the Generator in operational condition and repair and otherwise comply with applicable Legal Requirements governing the use and operation of the Generator), 12, 13, 14, or Exhibit C to the Lease.

          (vii) Neose shall (A) have no right to make any Alterations to the Premises except in compliance with the provisions of the Lease, (B) have no right to use all or any part of the TI Allowance under the Work Letter contained in Exhibit C to the Lease; (C) not take any action to adversely affect the validated state of the cGMP Systems and Building Infrastructure; (D) pay as Additional Rent Neose's Prorata Share of the costs incurred by ARE to maintain and repair the Premises; and (E) have no obligation to pay the cost of any capital repairs or improvements made by Landlord to the Premises after the Closing (it being understood and agreed that Landlord shall have no obligation whatsoever to make any such capital improvements);

          (viii) Neose shall have no obligation pursuant to Sections 28 or 30 of the Lease; provided, however, that Neose shall be obligated to surrender the Spaces in the manner required by the Post-Closing Agreement and as may be required by Environmental Requirements (as defined in Section 30 of the Lease) and in the state of repair and condition in which the Spaces were delivered to Neose on the date of Closing (ordinary wear and tear excepted);

          (ix) Neose shall not be required to maintain property insurance with respect to the Spaces other than as Neose may elect with respect to its personal property;

          (x) Neose shall not be in default of its obligation under the Lease (to the extent Neose has obligations under the Lease) if it vacates the Premises prior to February 28, 2007; and

          (xi) ARE shall have no obligation under the Lease or otherwise to restore all or any part of the Premises based on casualty or condemnation.

          ARE shall not (A) be liable for any prior act or omission of Auxilium under the Lease before the termination of the Lease or for any other defaults of Auxilium under the Property Access Agreements, (B) be subject to any defenses or offsets previously accrued that Neose may have against Auxilium for any period before the termination of the Lease, or (C) be bound by any changes or modifications made to the Property Access Agreements without the prior written consent of ARE as set forth in this Consent.

     e. Neose hereby agrees to indemnify, defend, and hold ARE free and harmless from and against any and all claims, liabilities, damages, losses, actual and documented costs or expenses (including reasonable attorneys' fees) to the extent arising from, or relating to, the use and occupancy of the Premises by Neose after the Closing and any act or omission of Neose or anyone acting by or on behalf of Neose at or about the Premises in connection with, or arising out of, the Property Access Agreements or otherwise. In no event shall Neose be liable for any act or omission of Auxilium under the Lease (except to the extent due to the acts or omissions of Neose and its agents, contractors, and employees) nor shall Neose be obligated to indemnify ARE for (i) any Claims arising out of any act or omission of Auxilium pursuant to Section 7 of the Lease (except to the extent due to the acts or omissions of Neose and its agents, contractors, and employees); (ii) any expenses incurred by ARE pursuant to Section 12 of the Lease; (iii) any Claims for which ARE may be entitled to indemnification pursuant to Section 16 of the Lease except to the extent due to the acts or omissions of Neose and its agents, contractors, and employees occurring after Closing; or
          (iv) any Environmental Claims except to the extent due to the acts or omissions of Neose and its agents, contractors, and employees occurring after Closing.

     f. Auxilium hereby agrees to indemnify, defend, and hold ARE free and harmless from and against any and all claims, liabilities, damages, losses, actual and documented costs or expenses (including reasonable attorneys' fees) to the extent arising from, or relating to the entry onto the Premises by Auxilium before the Closing, and any act or omission of Auxilium or anyone acting by or on behalf of Auxilium at or about the Premises in connection with, or arising out of, the Property Access Agreements or otherwise.

     g. To induce ARE to permit Neose and Auxilium to use and occupy the Premises as set forth in the Property Access Agreements, Neose and Auxilium, on behalf of itself and themselves, and its and their respective officers, employees, representatives, agents and contractors (collectively, "RELEASORS"), hereby expressly RELEASE AND FOREVER DISCHARGE ARE, its members, partners, employees, agents, contractors, and representatives (collectively, "RELEASEES") from any and all expenses, losses, costs, liabilities, claims, causes of action, demands and damages for loss, damage, injury, or death to the Releasees, or any of them, or damage to the property of Releasors, or any of them, in connection with, or arising out of, the Property Access Agreements or otherwise.

7. Any act or omission of Neose or anyone claiming under or through Neose that violates any of the provisions of the Lease shall be deemed a violation of the Lease by Auxilium.

8. Upon an uncured default by Auxilium under the Lease, ARE may proceed directly against Auxilium or anyone else liable, other than Neose (unless Auxilium's default is due to Neose's default under this Consent), under the Lease or the Property Access Agreements without first exhausting ARE's remedies against any other person or entity liable thereon to ARE. If ARE gives Neose notice that Auxilium is in default under the Lease, Neose shall thereafter make directly to ARE any payments otherwise due Auxilium under the Property Access Agreements, which payments will be received by ARE without any liability to ARE except to credit such payments against amounts due under the Lease. The mention in this Consent of any particular remedy shall not preclude ARE from any other remedy in law or in equity.

9. Neose shall pay any broker commissions or fees that may be payable as a result of the Property Access Agreements and Neose hereby indemnifies and agrees to hold ARE harmless from and against any loss or liability arising therefrom or from any other commissions or fees payable in connection with the Property Access Agreements that result from the actions of Neose. Auxilium hereby indemnifies and agrees to hold ARE harmless from and against any loss or liability arising from any commissions or fees payable in connection with the Property Access Agreements that result from the actions of Auxilium.

10. Auxilium and Neose agree that the Property Access Agreements will not be modified or amended in any way without the prior written consent of ARE, which consent shall not be unreasonably withheld. It shall be reasonable for ARE to withhold its consent if, among other reasons, (a) Neose or Auxilium proposes to extend the term of the Post-Closing Agreement, or (b) such modification or amendment would (i) adversely affect ARE or its ownership or operation of the Premises, (ii) change the permitted use of the Premises, or (iii) affect ARE's status as a real estate investment trust. Any modification or amendment of the Property Access Agreements without ARE's prior written consent shall be void and of no force or effect.

11. This Consent may not be changed orally, but only by an agreement in writing signed by ARE and the party against whom enforcement of any change is sought.

12. This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

13. This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of law.

                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, ARE, Auxilium, and Neose have caused their duly authorized representatives to execute this Consent as of the date first above written.

AUXILIUM PHARMACEUTICALS, INC.,
a Delaware corporation,


By: /s/ James E. Fickenshear
    ---------------------------------
Its: Chief Financial Officer
     --------------------------------


NEOSE TECHNOLOGIES, INC.,
a Delaware corporation,


By: /s/ George J. Vergis, Ph.D.
    ---------------------------------
Its: President and CEO
     --------------------------------


ARE-PA REGION NO. 6, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES,
    L.P., a Delaware limited
    partnership, managing member

    By: ARE-QRS CORP.,
        a Maryland corporation,
        general partner


By: /s/ Jennifer J. Pappas
    ------------------------------------
  Vice President and Assistant Secretary
a --------------------------------------

                                    EXHIBIT A

                       COPY OF PROPERTY ACCESS AGREEMENTS

                      PRE-CLOSING PROPERTY ACCESS AGREEMENT

     THIS IS A PRE-CLOSING PROPERTY ACCESS AGREEMENT dated September __, 2006 between Neose Technologies, Inc. ("Neose") and Auxilium Pharmaceuticals, Inc. ("Auxilium") relating to the property located at 102 Witmer Road, Horsham, Pennsylvania (the "Property").

                                   BACKGROUND

     Neose is the current owner of the Property, and Auxilium desires to become the lessee of the Property upon its sale to ARE-PA Region No. 6, LLC ("Alexandria"). Simultaneously with the execution hereof, Neose and Alexandria have entered into a Purchase and Sale Agreement and Joint Escrow Instructions ("Agreement of Sale") for the sale and purchase of the Property, and Auxilium and Alexandria have entered into a Lease (the "Lease") for the lease of the Property.

     The parties anticipate the closing on the sale of the Property pursuant to the Agreement of Sale will occur on or about September __, 2006 (the "Closing"). A condition to Closing is that the Lease has been executed and the commencement date of the term of the Lease will be the date of Closing. Auxilium has requested and Neose has agreed to permit Auxilium to enter the Property and to commence making certain alterations and improvements thereto prior to the date of Closing pursuant to the terms and conditions of this Agreement. In addition, Neose and Auxilium are simultaneously entering into a Post-Closing Property Access Agreement pursuant to which, among other things, Neose shall be permitted to remain in occupancy of certain portion of the Property and Neose and Auxilium shall share certain facilities within the Property ("Post-Closing Agreement").

     In consideration of the mutual premises and covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

                                      TERMS

ACCESS.

Activities. Subject to the terms and conditions of this Agreement, Auxilium shall be permitted, with charge, to enter and use the portions of the Property shaded in Schedule 1.1 (the "Access Area") and have access to the equipment in the Access Area (the "Access Equipment") prior to the Closing in order to conduct the activities listed in Sections 1.1.1 and 1.1.2 (collectively, the "Work), all of which shall be performed at the sole cost and expense of Auxilium, during normal business hours, as follows:

From and after the date hereof, upon reasonable notice to Neose and without unreasonably interfering with Neose operations, Auxilium may conduct facility touring, walk-down, and engineering surveys, without manipulating (e.g., turning valves or dials, adjusting settings, turning off or on) any equipment absent Neose consent, and may store such equipment as is approved in advance by Neose ("Approved Equipment") and materials approved in advance by Neose ("Approved Materials") in the Access Area, other than in the Pilot Plant, and at 201 Witmer Road, Horsham, Pennsylvania;

From and after the later of the date hereof and August 18, 2006, Auxilium may begin engineering modifications, approved in accordance with Section 2.1, consisting of nitrogen supply and distribution piping, local control of gas at fermenter, and potential agitation modifications of fermenter in the Access Area to Access Equipment, bring any additional Approved Materials, into the development areas (outside the Pilot Plant core) as shown in Schedule 1.1, and perform any other modifications that the parties agree to in writing.

From and after the later of four (4) business days after the date hereof and August 24, 2006, Auxilium shall have the exclusive use of the cubicles and offices shown in Schedule 1.1.3.

From and after the later of the date hereof and September 1, 2006, Auxilium shall have the right to bring Approved Materials into the Pilot Plant and conduct engineering run batch manufacturing in the Expanded Access Area as delineated in Schedule 1.1.4.

     Interference; Compliance. Auxilium will use commercially reasonable efforts to ensure that neither the Work, the use of Approved Materials nor Auxilium's access to the Property will unreasonably interfere with Neose's operations at the Property or cause any harm or destruction to or contamination of the Property. Neose and Auxilium shall cooperate with each other in order to implement such procedures and protocol as are reasonable or necessary to ensure the safety of each other's personnel and to ensure noninterference with each party's business operations. Auxilium's use and occupancy of the Property, including its use of Approved Materials and the conduct of the Work, shall at all times comply with all applicable laws, regulations, ordinances, safety requirements and SOPs of Neose ("Laws and Requirements"). Except as expressly permitted herein or with the prior written consent of Neose, Auxilium will not bring onto the Property or use any materials other than the Approved Materials. Auxilium and Neose will comply with the procedures agreed upon by the parties.

MANNER OF WORK.

Auxilium shall take all commercially reasonable precautions to perform all the Work in such a manner to prevent: (i) damage to the Property and the personal property of Neose; (ii) the creation of hazardous or dangerous conditions; (iii) the deposit or release of any hazardous or toxic substances or materials, at, on, about or under the Property; (iv) unreasonable interferences with Neose's normal business operations; and (v) the violation of Neose's safety and security requirements. All Work shall be done in a good and workmanlike manner, in accordance with all applicable Laws and Requirements and in accordance with plans and specifications approved by Alexandria and Neose. Neose agrees that wherever this Agreement requires its approval or consent that its response shall not be unreasonably withheld, conditioned, delayed or denied and that its consent or approval shall be granted so long as Auxilium's actions will not unreasonably interfere with Neose's use and occupancy of the Property or with any equipment other than the Access Equipment and shall not reasonably be anticipated to cause a material adverse affect to the structure or the improvements at the Property or its systems. Auxilium, at its sole costs and expense, shall obtain any and all necessary governmental approvals and permits for the conduct of the Work and Neose, at no expense to it, agrees to cooperate with Auxilium in connection with obtaining any such permits and approvals.

In connection with any Work, Auxilium shall not permit the attachment of any mechanic's lien, materialman's lien, or any other lien, claim or encumbrance ("Encumbrance") against the Property. In the event of such Encumbrance, Auxilium shall bear all cost and expense related to the defense or removal of same and indemnify and hold Neose harmless from any actual and documented cost or expense (including reasonable attorneys' fees) which Neose may incur in connection therewith. Prior to performing any Work, Auxilium shall cause its contractors and suppliers to file with the Prothonotary of Montgomery County, Pennsylvania duly executed waivers of mechanic's liens and/or materialman's liens, as applicable.

The Access Area shall be made available pursuant to this Agreement to Auxilium on an As-Is, Where-Is basis. Neose shall have no obligation to provide any improvements, alterations or modifications to the Property, nor shall Neose be obligated to provide Auxilium with any allowances for any of the foregoing. Neose shall supply the Access Area with utilities to the extent that any such utilities are currently being provided to the Access Area. In the event Neose removes any fixtures or equipment from the Access Area, Neose shall be responsible, at its sole cost and expense, to repair all damage caused by such removal.

RESTORATION. If, for any reason, the Closing under the Agreement of Sale is not consummated on or before September 15, 2006, upon written notice by Neose, Auxilium will vacate the Property within 5 business days. In the event that Auxilium has begun an engineering run when such termination notice is received, Auxilium will vacate the Property within 15 business days. In accordance with such termination notice, Auxilium will restore the Access Area and Access Equipment and all parts thereof to their respective conditions prior to Auxilium's entry, including, but not limited to, removal of all of Auxilium's property, fixtures and equipment and decontamination of the Property and any and all parts thereof. In addition, Auxilium shall decontaminate the Property to remove any contamination of the Property resulting from the Approved Materials and the equipment, fixtures and other property located therein and all surfaces of, on, about or beneath any of the foregoing. If the Work shall necessitate a repair or clean-up, then following Neose's approval of Auxilium's plan to repair and clean-up the Property, Auxilium, under Neose's supervision, shall repair and clean-up the Property to its pre-occupancy condition as determined by Neose in its reasonable discretion.

INSURANCE.

Auxilium shall, at its expense, maintain or cause its contractors to maintain during the period of access hereunder commercial general liability insurance, including contractual liability insurance and property damage insurance under policies issued by insurers licensed to conduct business in the state wherein the Property is located, with per occurrence limits of not less than $5 Million for bodily injury, or death and damage to or destruction of property (including the loss of use thereof), $5 Million combined aggregate, and workers' compensation at statutory limits. Additionally, Auxilium or its contractors, as applicable, shall provide the following coverages: contractor's pollution liability with limits of $1 Million per occurrence and $2 Million aggregate. Such policies shall name Neose, Alexandria, Alexandria Real Estate Equities, Inc., and its and their respective officers, directors, members, and employees as additional insureds. Auxilium shall deliver to Neose certificates of insurance evidencing such coverage prior to entering upon the Property. Such certificates shall contain a provision that same shall not be cancelled or the coverage materially altered without first giving at least thirty days' prior written notice to Neose.

     Any policy or policies of fire, extended coverage or similar property insurance, which either party obtains in connection with the Property, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party for all perils covered by such policy. Any provision of this Agreement to the contrary notwithstanding, Neose and Auxilium hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise (a) from any and all liability for any loss or damage to the property of the releasing party, (b) for any loss or damage that may result, directly or indirectly, from the loss or damage to such property (including rental value and business interruption), and (c) from legal liability for any loss or damage to property

(no matter who the owner of the property may be), all to the extent that the releasing party's loss or damage is insured or, if not insured, was insurable under commercially available "special form" property insurance policies, including additional coverages typically obtained by owners and users of comparable facilities, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible and even if the releasing party is self-insured in whole or in part or the amount of the releasing party's insurance is inadequate to cover the loss or damage or legal liability. It is the intention of the parties that Neose and Auxilium shall look solely to their respective insurance carriers for recovery against any such property loss or damage or legal liability, without such insurance carriers having any rights of subrogation against the other party.

ELIGIBLE EMPLOYEES. In connection with the transfer of the Property to Auxilium under the Lease and effective as of the Closing, Neose shall make available for hire by Auxilium the employees listed in Schedule 5 (each an "Eligible Employee"). Auxilium shall be permitted to engage the services of any of the Eligible Employees on such terms and conditions as may be agreed by Auxilium and the applicable employee, if any. Except with the prior written consent of Neose, Auxilium shall not, for a period of one year following the Closing, directly or indirectly (other than by general advertising) solicit for employment or hire any person who has been employed by Neose at any time during the one-month period prior to the date hereof, unless such employee is an Eligible Employee or if such employee's employment has been terminated by Neose. The parties agree that the confidentiality provisions of the CDA (as defined in Section 13 below) shall not preclude a party from advising an employee or former employee of Neose of the terms of this Section 5.

COOPERATION.

Cooperation. Neose and Auxilium shall cooperate with each other in establishing and implementing such procedures and protocol as are necessary or appropriate to ensure the safety of the Work and Auxilium's activities at the Property prior to Closing.

Working Committee. Neose and Auxilium hereby establish a working committee ("Working Committee"), which shall be responsible for the cooperation necessary to allow Auxilium to conduct the Work and to protect the Property and Neose employees and for communication and resolution of issues between the parties. The Working Committee shall consist of two representatives who will be authorized to act for the parties hereunder (respectively, "Neose's Representatives" and "Auxilium's Representatives", and together, the "Representatives"). The Representatives shall be available to attend regularly scheduled and special meetings with each other in person or by conference call. It is expected that regular meetings will be held weekly and may also be attended by employees or representatives of either party other than the Representatives.

Appointment of Representatives. Auxilium's Representatives will be Ben Del Tito and Michael Cowan, and Neose's Representatives will be H. James White and Hoyt Emmons. Each Party may remove and replace its Representatives on the Working Committee at any time, without cause, upon written notice to the other Party. Each party's Representatives shall have the authority to act on such party's behalf at all times and with respect to issues relating to the performance of the Work and the use and occupancy of the Property by Auxilium prior to Closing.

COMMISSIONS. If and when the Lease is fully executed and Closing occurs, Neose shall be responsible for paying Studley, Inc. (Auxilium's broker) and Trammel Crow Company (Neose's

Broker) (collectively, "Brokers") a commission pursuant to a separate agreement between such Brokers and Neose. Neose and Auxilium represent and warrant to each other that the Brokers are the sole brokers with whom each has negotiated in bringing about the Lease and each party agrees to indemnify and hold the other harmless from any and all claims of other brokers and expenses in connection therewith arising out of a misrepresentation hereunder.

ASSIGNMENT. Auxilium shall not be permitted to assign its rights or obligations hereunder.

TERM. This Agreement shall expire and terminate effective as of Closing except with respect to the obligations of the parties set forth in Sections 7, 10 and 11, which shall survive Closing. In the event Closing does not occur on or before September 15, 2006, Neose shall be permitted to terminate this Agreement and all rights of Auxilium in and to the Property upon written notice to Auxilium whereupon Auxilium shall vacate the Property and restore the Access Area, the Expanded Access Area and Access Equipment as provided in Section 3.

INDEMNITY.

Auxilium shall indemnify, defend and hold Neose free and harmless from and against any and all claims, liabilities, damages, losses, actual and documented costs or expenses (including reasonable attorneys' fees) to the extent arising from Auxilium's activities on the Property; any act or omission of Auxilium or anyone acting by or on behalf of Auxilium at or about the Property in connection with this Agreement or otherwise; any use or the presence at the Property of Approved Materials; and any failure of Auxilium to comply with the terms of this Agreement. Neose 's consent to any Work shall not be a basis of liability to and shall in no way diminish the generality of this indemnity or the scope of any of Auxilium's obligations or covenants contained in this Agreement.

Neose shall indemnify, defend and hold Auxilium free and harmless from and against any and all claims, liabilities, damages, losses, actual and documented costs or expenses (including reasonable attorneys' fees) to the extent arising from (i) any claim by a third party alleging injury due to the negligence, gross negligence or willful misconduct of Neose, and (ii) any grossly negligent act or willful misconduct of Neose or anyone acting by or on behalf of Neose at or about the Property.

RELEASE. In order to induce Neose to permit Auxilium to access the Property and conduct activities and the Work thereon, Auxilium, on behalf of itself, its officers, employees, representatives, agents and contractors (collectively, "Auxilium Releasors") hereby expressly RELEASE AND FOREVER DISCHARGE Neose, its employees, agents, contractors and representatives (collectively, "Neose Releasees") from any and all expenses, losses, costs, liabilities, claims, causes of action, demands and damages for loss, damage, injury or death to the Neose Releasees, or any of them (except to the extent resulting from the gross negligence or willful misconduct of the Neose Releasees), or damage to the property of Auxilium Releasors, or any of them, arising out of or in connection with the Auxilium's use and occupancy of the Property arising at any time including, but not limited to, the performance of Work on the Property.

CONFIDENTIALITY. The parties hereby amend the Confidentiality and Non-Disclosure Agreement between the parties dated as of March 1, 2006 (the "CDA") to extend term of the CDA through the term of this Agreement and the Post-Closing Agreement, and the CDA shall remain in full force and effect throughout the term of this Agreement and the Post-Closing Agreement. Nothing herein shall modify the survival of any provision of the CDA after such term as currently provided therein. This Agreement is subject and subordinate in all respects to the Consent to Property Access Agreements of even date herewith among Alexandria, Neose, and Auxilium.

MISCELLANEOUS.

This Agreement may be executed in several counterparts, all of which constitute one and the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

The language of this Agreement shall be construed according to its normal and usual meaning and not strictly for or against either Neose or Auxilium. The rule of construction which allows a court to construe a document more strictly against its author shall not govern the interpretation of this Agreement.

If any provision of this Agreement, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Agreement, or the application thereof to situations other than as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

This Agreement, together with the Post-Closing Agreement and the CDA, constitutes the entire agreement, and supersedes the letter agreement dated July 26, 2006, between the parties relating to the subject matter hereof, and may be amended only by written agreement of the parties. No representations, inducements, promises or agreements, oral or otherwise, between Neose or Auxilium or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and permitted assigns.

Notices. All notices provided for or permitted under this Agreement shall be in writing and shall be: (i) delivered personally; (ii) sent by facsimile with return facsimile confirmation; (iii) sent by commercial overnight courier with written verification of receipt; or (iv) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, at the address for such party set forth below, or at such other address of which such party has provided notice in accordance with the provisions of this paragraph:

          To Auxilium:   Auxilium Pharmaceuticals, Inc.
                         Attn: General Counsel
                         40 Valley Stream Parkway
                         Malvern, PA 19355
                         Fax: (484) 321-2208

          To Neose:      Neose Technologies, Inc.
                         Attn: General Counsel
                         102 Witmer Road
                         Horsham, PA 19044

Notices shall be deemed effective (i) if delivered in person, when delivered;
(ii) if delivered by facsimile, on the date of receipt of facsimile confirmation; (iii) if delivered by commercial overnight courier, on the date of written verification of receipt; or (iv) if delivered by certified or registered U.S. mail, five business days after deposit in the mail.

Neose and Auxilium agree that time is of the essence of this Agreement.

     IN WITNESS WHEREOF, Neose and Auxilium, intending to be legally bound hereby, have signed this Agreement as of the day and year first above written.

Neose Technologies, Inc.                Auxilium Pharmaceuticals, Inc.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                  SCHEDULE 1.1

                                   Access Area

                                  (FLOOR PLAN)

102 Witmer - Pre-Close Agreement

                                 Schedule 1.1.3

                              Cubicles and Offices

                                  (FLOOR PLAN)

102 Witmer - Pre-Close Agreement

                                 Schedule 1.1.4

                              Expanded Access Area

                                  (FLOOR PLAN)

102 Witmer - Pre-Close Agreement

                                   Schedule 5

                               Eligible Employees

                     POST-CLOSING PROPERTY ACCESS AGREEMENT

     THIS POST-CLOSING PROPERTY ACCESS AGREEMENT, dated September __, 2006, but intended to be effective as of (and expressly conditioned on) the Closing (as defined herein), is between Neose Technologies, Inc. ("Neose") and Auxilium Pharmaceuticals, Inc. ("Auxilium") relating to the property located at 102 Witmer Road, Horsham, Pennsylvania (the "Property").

                                   BACKGROUND

     Neose is the current owner of the Property, and Auxilium desires to become the lessee of the Property upon its sale to ARE-PA Region No. 6, LLC ("Alexandria"). Simultaneously with the execution hereof, Neose and Alexandria have entered into a Purchase and Sale Agreement and Joint Escrow Instructions ("Agreement of Sale") for the sale and purchase of the Property, and Auxilium and Alexandria have entered into a Lease (the "Lease") for the lease of the Property.

     The parties anticipate the closing on the sale of the Property pursuant to the Agreement of Sale will occur on or about September __, 2006 (the "Closing"). Pursuant to a Pre-Closing Property Access Agreement of even date herewith ("Pre-Closing Agreement") between Auxilium and Neose, Neose has agreed to permit Auxilium to enter the Property and to commence making certain alterations and improvements thereto prior to the date of Closing. In addition, Neose has requested and Auxilium has agreed that, following the Closing, Neose shall be permitted to remain in occupancy of certain portions of the Property and that Neose and Auxilium shall share certain facilities within the Property in accordance with the terms and conditions of this Agreement.

                                      TERMS

     In consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

NEOSE ACCESS.

          Spaces. Upon Closing and consummation of the Lease, Auxilium hereby gives to Neose from the date of the Closing through February 28, 2007: (a) the exclusive right to use and occupy the laboratory and office areas of the Property designated as Neose Space in Schedule 1.1 ("Neose Space"), (b) the non-exclusive right in common with Auxilium to use and occupy the areas of the Property designated as Shared Space in Schedule 1.1 ("Shared Space"), (c) the non-exclusive right in common with Auxilium to use the Property's parking lot reasonably sufficient to accommodate Neose's access hereunder ("Parking Space"), (d) the non-exclusive right in common with Auxilium to use all corridors and other means of access to the Neose Space, the Shared Space and the Parking Space (together with the Neose Space, the Shared Space and the Parking Space, the "Spaces") and (e) the non-exclusive right in common with Auxilium to use the fax machines and copiers conveyed to Alexandria pursuant to the Agreement of Sale, and which are being leased by Alexandria to Auxilium pursuant to the Lease. The foregoing rights to use and occupy the Spaces shall be free of any and all charges. Each party agrees that access to the Shared Space by both parties may require schedules to be coordinated and/or changed from time to time to enable each party to carry out its regular business objective. Neose and Auxilium shall endeavor to have a working schedule in place by the Closing. Each party agrees that it shall provide notice to the other as soon as it is determined that a reasonable change to an agreed schedule is required. All schedules and reasonable changes to existing schedules shall be coordinated through the Representatives described below. The Spaces will be made available to Neose on an "As-Is, Where-Is" basis, without representation or warranty of any kind and Neose expressly accepts the Spaces on such basis.

          Compliance. Neose will use reasonable commercial efforts to ensure that neither Neose's access to the Property, the occupancy of the Spaces, nor the conduct of its operations will interfere with Auxilium's operations at the Property or cause any harm or destruction to or contamination of the Property. Auxilium will use reasonable commercial efforts to ensure that Neose will have the right of quiet enjoyment of the Spaces and will be able to conduct its operations. Neose's use and occupancy of the Property shall at all times comply with all applicable laws, regulations, ordinances, safety requirements and SOPs of Auxilium ("Laws and Requirements"). Auxilium and Neose will comply with all procedures agreed upon by the parties.

          Alterations. Neose shall not make any installations, improvements, additions, alterations, or attachments to the Spaces without the prior consent of Auxilium, such consent not to be unreasonably withheld or delayed. Neose, at its sole cost and expense, shall immediately repair any damage caused to the Spaces by Neose, its employees, invitees or contractors following the Closing.

          Calibrations. Between the Closing and September 15, 2006, Neose and its calibration vendor, Integrated Service Solutions, shall have the right of access to the pilot plant, upon reasonable notice and during normal business hours, for the purpose of executing terminal calibrations and other calibrations due on Conveyed Equipment.

COOPERATION.

          Cooperation. Neose and Auxilium shall cooperate with each other in order to agree upon and implement such reasonable procedures and reasonable protocol as are reasonably necessary to ensure the safety of each other's personnel and to ensure noninterference with each party's business operations. It is understood that, during the period of this Agreement, certain equipment designated as Shared Equipment in Schedule 2.1 will be shared by the parties. The parties agree to cooperate with each other with respect to the use of the Shared Equipment and any issues with respect to the use of the Shared Equipment shall be referred to the Working Committee (as defined below). It is also understood that, until Neose vacates the Property, Auxilium shall have the right to use up to fifty (50) lines of the existing telephone system serving the Property.

          Facility Employees. Neose and Auxilium agree that the facility employees listed in Schedule 2.2 (each a "Facility Employee") shall, regardless of which party employs them, continue to work together in an integrated manner to perform their current job duties of maintaining the Property for the benefit of both Neose and Auxilium and the Property, 201 Witmer Road, and 102 Rock Road, Horsham, PA. During the thirty-day period commencing on the date of Closing, to the extent he remains an employee of Neose, Neose will, upon reasonable notice and subject to his availability, make Chris Garges available to Auxilium to answer questions and otherwise provide information about the use of the Property, up to an aggregate maximum of 20 hours.

          Working Committee. Neose and Auxilium hereby establish a working committee ("Working Committee"), which shall be responsible for the cooperation necessary to allow Auxilium and Neose to protect their employees and conduct their operations to manage the Facility Employees, and for communication and resolution of issues between the parties.

     The Working Committee shall consist of two representatives who will be authorized to act for the parties hereunder (respectively, "Neose's Representatives" and "Auxilium's Representatives", and together, the "Representatives"). The Representatives shall be available to attend regularly scheduled and special meetings with each other in person or by conference call. It is expected that regular meetings will be held weekly and may also be attended by employees or representatives of either party other than the Representatives.

          Appointment of Representatives. Auxilium's Representatives will be Ben Del Tito and Michael Cowan, and Neose's Representatives will be James White and Hoyt Emmons. Each Party may remove and replace its Representatives on the Working Committee at any time, without cause, upon written notice to the other Party. Each party's Representatives shall have the authority to act on such party's behalf at all times and with respect to issues relating to this Agreement.

          Dispute. In the event the Working Committee shall fail to mutually resolve any matter it is responsible for hereunder, Neose and Auxilium agree to submit such matter to the senior management of each party for mutual resolution. In the event the senior management shall fail to mutually resolve such matter, Neose and Auxilium agree to submit such matter pursuant to the Expedited Procedures provisions of the Arbitration Rules for the Real Estate Industry of the AAA (presently Rules 56 through
     60); provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Rule 57 shall be returned within five
     (5) business days from the date of mailing, (ii) the parties shall notify the AAA, by telephone of any objections to the arbitrator appointed, within four (4) days after such appointment, and will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule 57, (iii) the notice of hearing referred to in Rule 58 shall be four (4) days in advance of the hearing,
     (iv) the hearing shall be held within seven (7) days after the appointment of the arbitrator, and (v) the arbitrator shall have no right to award damages.

          INSURANCE.

               Neose shall, at its expense, maintain or cause its contractors to maintain during the period of access hereunder commercial general liability insurance, including contractual liability insurance and property damage insurance under policies issued by insurers licensed to conduct business in the state wherein the Property is located, with per occurrence limits of not less than $5 Million for bodily injury, or death and damage to or destruction of property (including the loss of use thereof), $5 Million combined aggregate, and workers' compensation at statutory limits. Such policies shall name Auxilium, Alexandria, Alexandria Real Estate Equities, Inc., and its and their respective officers, directors, members, and employees as additional insureds. Neose shall deliver to Auxilium and Alexandria certificates of insurance evidencing such coverage prior to entering upon the Property. Such certificates shall contain a provision that same shall not be cancelled or the coverage materially altered without first giving at least thirty days' prior written notice to Auxilium and Alexandria.

               Any policy or policies of fire, extended coverage or similar property insurance, which either party obtains in connection with the Property, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party for all perils covered by such policy. Any provision of this Agreement to the contrary notwithstanding, Neose and Auxilium hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise (a) from any and all liability for any loss or damage to the property of the releasing party, (b) for any loss or damage that may result, directly or indirectly, from the loss or damage to such property (including rental value and business interruption), and (c) from legal liability for any loss or damage to property (no matter who the owner of the property may be), all to the extent that the releasing party's loss or damage is insured or, if not insured, was insurable under commercially available "special form" property insurance policies, including additional coverages typically obtained by owners and users of comparable facilities, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible and even if the releasing party is self-insured in whole or in part or the amount of the releasing party's insurance is inadequate to cover the loss or damage or legal liability. It is the intention of the parties that Neose and Auxilium shall look solely to their respective insurance carriers for recovery against any such property loss or damage or legal liability, without such insurance carriers having any rights of subrogation against the other party.

INDEPENDENT CONTRACTORS. Neose and Auxilium are independent contractors hereunder and, except as otherwise provided herein, shall conduct their respective businesses as they may determine, and neither party, nor any officer, employee or agent of either party, shall have the authority to bind the other party in any way whatsoever, or to accept service of legal process for and on behalf of the other party pursuant to this Agreement. Neither Neose nor Auxilium shall be deemed in any way or for any purpose, to have become, by the execution of this Agreement or any action taken hereunder, a partner of the other party in its business or a joint venturer or a member of a joint enterprise with the other party.

TECHNICAL INFORMATION. Pursuant to the Agreement of Sale, Neose is conveying to Alexandria, to the extent available and in its possession, Neose's non-proprietary standard operating procedures specifically relating to the Property and the maintenance of the personal property being conveyed by Neose to Alexandria at Closing pursuant to the Agreement of Sale ("Conveyed Equipment"), validation protocols for all Conveyed Equipment and facility systems, and equipment turnover packages and equipment history files relating to the Conveyed Equipment and facility systems ("Technical Information"). Neose agrees that Alexandria may share the Technical Information with Auxilium. Auxilium agrees that, during the term of this Agreement, the Technical Information will be retained at the Property and that Neose may make copies of any or all of the Technical Information. Neose agrees that it shall not remove any of the Conveyed Equipment or Technical Information (except as necessary to make copies). Neose further agrees that, upon expiration or earlier termination of this Agreement, Neose shall leave all the Conveyed Equipment and Technical Information (other than copies made by Neose) at the Property. Neose acknowledges that, to the extent Auxilium supplements or modifies the Technical Information after the Closing, Neose will have no rights with respect to such supplemental or modified Technical Information.

WAREHOUSE FACILITY. Subject to Neose's landlord's consent, and a separate agreement among such landlord, Auxilium and Neose, Neose will assign or sublet the warehouse space at 201 Witmer Road, Horsham, PA to Auxilium effective as of the Closing for the remainder of the current lease term, at the same current lease rates and charges, and Auxilium will allow Neose to occupy a portion of the warehouse space as designated in Schedule 6, free of charge, for the remainder of the current lease term. Within two (2) days from the date hereof, Neose shall request the landlord of 201 Witmer Road to consent to the foregoing described lease assignment or sublease.

SURRENDER. As of February 28, 2007, Neose shall (i) vacate and surrender the Spaces to Auxilium in broom clean condition, (ii) remove all of Neose's property, fixtures and equipment (including the components of the existing telephone system not included as part of the Conveyed Equipment other than cabling, wires and connections within walls, above ceilings or beneath floors) from the Spaces, (iii) restore any damage caused by the removal of any property, fixtures and equipment of Neose, (iv) decontaminate, repair, or clean-up the Spaces to remove any contamination from the Spaces resulting from Neose's operations following Closing to standards reasonably acceptable to Auxilium and
(v) remove the exterior hazardous materials shed from the Property and any contamination resulting from the shed following Closing to standards reasonably acceptable to Auxilium.

ASSIGNMENT. Auxilium and Neose shall not be permitted to assign their rights or obligations hereunder.

TERM. This Agreement shall expire and terminate effective as of February 28, 2007, except with respect to the obligations of the parties set forth in paragraphs 4, 6, 8, 9, and 11 which shall survive termination. If Neose fails to vacate the Property by 12:00 a.m. on March 1, 2007 for any reason, then for each and every day that Neose fails to so vacate, it shall pay to Auxilium the sum of $1,000 per day. This charge shall not limit Auxilium's right to seek such other remedies as may be available to Auxilium either at law or in equity.

MECHANIC'S LIENS. Neose shall not cause or permit the attachment of any mechanic's lien, materialman's lien, or any other lien, claim or encumbrance ("Encumbrance") against the Property. In the event of such Encumbrance, Neose shall bear all cost and expense related to the defense or removal of same and indemnify and hold Auxilium harmless from any actual and documented cost or expense (including reasonable attorneys' fees) which Auxilium may incur in connection therewith.

INDEMNITY.

          Neose shall indemnify, defend and hold Auxilium free and harmless from and against any and all claims, liabilities, damages, losses, actual and documented costs or expenses (including reasonable attorneys' fees) to the extent arising from Neose's activities on the Property; any act or omission of Neose or anyone acting by or on behalf of Neose at or about the Property in connection with this Agreement or otherwise; and any failure of Auxilium to comply with the terms of this Agreement.

          Auxilium shall indemnify, defend and hold Neose free and harmless from and against any and all claims, liabilities, damages, losses, actual and documented costs or expenses (including reasonable attorneys' fees) to the extent arising from (i) any claim by a third party alleging injury due to the negligence, gross negligence or willful misconduct of Auxilium, and

     (ii) any grossly negligent act or willful misconduct of Auxilium or anyone acting by or on behalf of Auxilium at or about the Property.

RELEASE. In order to induce Auxilium to permit Neose to access the Property, Neose, on behalf of itself, its officers, employees, representatives, agents and contractors (collectively, "Neose Releasors") hereby expressly RELEASE AND FOREVER DISCHARGE Auxilium, its employees, agents, contractors and representatives (collectively, "Auxilium Releasees") from any and all expenses, losses, costs, liabilities, claims, causes of action, demands and damages for loss, damage, injury or death to the Auxilium Releasees, or any of them (except to the extent resulting from the gross negligence or willful misconduct of the Auxilium Releasees), or damage to the property of Neose Releasors, or any of them, arising out of or in connection with the Neose's use and occupancy of the Property.

SERVICE CONTRACTS.

          As of Closing, Neose (i) hereby assigns, transfers and sets over unto Auxilium, and as of Closing Auxilium hereby accepts, all Neose's rights, title and interest in and to those certain contracts listed in Part A of
     Schedule 13.1, which Contracts pertain solely to the Property or Conveyed Equipment and are immediately assignable ("Assignable Contracts"), and (ii) will cooperate with Auxilium to obtain the consent of the other party to, and assign, transfer, and set over to Auxilium the contracts listed in Part B of Schedule 13.1, which contracts pertain solely to the Property or Conveyed Equipment and require consent for assignment ("Consent Contracts" and together with the Assignable Contracts, the "Contracts"). From and after the Closing, Neose and Auxilium will use commercially reasonable efforts to arrange for the transfer to Auxilium the rights and obligations under the contracts listed in Part C of Schedule 13.1, which rights and obligations relate solely to the Property or Conveyed Equipment ("Combined Contracts").

          Neose represents and warrants to Auxilium that: (a) the Contracts have not been assigned previously and are not subject to any lien or encumbrance, (b) all sums required to be paid as of the date hereof under the Contracts have been paid, and (c) the copies of the Contracts previously provided to Auxilium are true correct and complete and constitute the entire agreement between Neose and the respective contractors under the Contracts.

          Neose shall be responsible for the observance and performance of all its agreements and obligations under the Contracts arising prior to Closing.

          Auxilium hereby assumes and agrees to perform all of the covenants, agreements and obligations of Neose arising out of or relating to the Contracts which first arise and relate to the period from and after the Closing.

          Neose shall to the extent permitted by law, defend, protect, indemnify and save harmless Auxilium from and against any and all liabilities, suits, actions, losses, damages, costs and expenses, including without limitation counsel fees, suffered or incurred by Auxilium resulting from or relating to any failure by Neose to observe or perform any of its agreements or obligations under the Contracts prior to Closing.

          Auxilium shall defend, protect, indemnify and save harmless Neose from and against any and all liabilities, suits, actions, losses, damages, costs and expenses, including without limitation counsel fees, suffered or incurred by Neose resulting from or relating to any failure by Auxilium to observe or perform any of its agreements or obligations under the Contracts on or after the Closing.

          At Closing, the expenses relating to the Contracts shall be prorated between Auxilium and Neose and Auxilium shall pay to Neose the amount that Neose has paid prior to Closing for post-Closing time periods.

MISCELLANEOUS.

          This Agreement may be executed in several counterparts, all of which constitute one and the same instrument.

          This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          The language of this Agreement shall be construed according to its normal and usual meaning and not strictly for or against either Neose or Auxilium. The rule of construction which allows a court to construe a document more strictly against its author shall not govern the interpretation of this Agreement.

          If any provision of this Agreement, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Agreement, or the application thereof to situations other than as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          This Agreement, together with the Pre-Closing Agreement and the Confidentiality and Nondisclosure Agreement dated March 1, 2006, as amended by the Pre-Closing Agreement, constitutes the entire agreement, and supersedes the letter agreement dated July 26, 2006, between the parties relating to the subject matter hereof, and may be amended only by written agreement of the parties. No representations, inducements, promises or agreements, oral or otherwise, between Neose or Auxilium or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect. This Agreement is subject and subordinate in all respects to the Consent to Property Access Agreements of even date herewith among Alexandria, Neose, and Auxilium.

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and permitted assigns.

          Notices. All notices provided for or permitted under this Agreement shall be in writing and shall be: (i) delivered personally; (ii) sent by facsimile with return facsimile confirmation; (iii) sent by commercial overnight courier with written verification of receipt; or (iv) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, at the address for such party set forth below, or at such other address of which such party has provided notice in accordance with the provisions of this paragraph:

     To Auxilium:   To Auxilium: Auxilium Pharmaceuticals, Inc.
                    Attn: General Counsel
                    40 Valley Stream Parkway
                    Malvern, PA 19355
                    Fax: (484) 321-2208

     To Neose:      Neose Technologies, Inc.
                    Attn: General Counsel
                    102 Witmer Road
                    Horsham, PA 19044

Notices shall be deemed effective (i) if delivered in person, when delivered;
(ii) if delivered by facsimile, on the date of receipt of facsimile confirmation; (iii) if delivered by commercial overnight courier, on the date of written verification of receipt; or (iv) if delivered by certified or registered U.S. mail, five business days after deposit in the mail.

    Neose and Auxilium agree that time is of the essence of this Agreement.

     IN WITNESS WHEREOF, Neose and Auxilium, intending to be legally bound hereby, have signed this Agreement as of the day and year first above written.

Neose Technologies, Inc.                Auxilium Pharmaceuticals, Inc.


By:                                     By:
    ------------------------------          ------------------------------------
Name:                                   Name:
      ----------------------------            ----------------------------------
Title:                                  Title:
       ---------------------------             ---------------------------------

                                  Schedule 1.1

                                   Neose Space

                                  SCHEDULE 1.1

                                  (FLOOR PLAN)

102 Witmer - Post-Close Agreement

                                  Schedule 2.1

                                Shared Equipment

                                                                    SCHEDULE 2.1

                                                                    CONFIDENTIAL

                      WITMER ROAD PROPERTY - SHARED ASSETS

FAS       EQUIPMENT   FAS
SYSTEM #    TAG #    TAG #   ACQ DATE         VENDOR                     DESCRIPTION                LOCATION  SERIAL NUMBER
--------  ---------  -----  ----------  -----------------  ---------------------------------------  --------  --------------
  729     M-01       00107   4/24/2000  Fisher Scientific  Microscope-Zeiss-Axiostar                Lab 1     33485
  N/A     VT-116                                           Mini Vortexer                            Lab 1     2-375976
1,576     KF-02      01078  10/23/2003  Fisher Scientific  KFD Titrino 758/B-20                     WR LAB 9  10576598
  527     ST01       00958                                 Lunaire Environmental-(4) stability
                                                              chambers                              WR LAB 9  Neose # ST 01
  537     ST02       00957                                 Lunaire Environmental- see # 527 notes   WR LAB 9  Neose # ST 02
  536     ST03       00956                                 Lunaire Environmental- see # 527 notes   WR LAB 9  Neose # ST 03
  528     ST04       00955                                 Lunaire Environmental- see # 527 notes   WR LAB 9  Neose # ST 04
1,695     ST05       01164   4/30/2004  Fisher             -20 degree C, 208V general purpose free  WR Lab 9  P250-104110-RO
1,699     ST06       01163   4/30/2004  Fisher Scientific  Ultima II SI Series ultralow-temp freez  WR Lab 9  R220-208039-RO
2,191     ST07       01432   4/30/2005  Fisher Scientific  32 cu ft Revco Environmental Chamber     QC lab    31958

                                  Schedule 2.2

                               "Facility Employee"

                               Walter Waldspurger
                                   Terry White
                                 Robert Livezey
                                 Steven Pinkney
                                  Richard Faust
                                  Joseph Engart
                                  Harry Santoo
                                 Aurelia Colding

                                   Schedule 6

                               Warehouse Facility

                                  (FLOOR PLAN)

201 Witmer - Post-Close Agreement

                                  SCHEDULE 13.1

                                SERVICE CONTRACTS

A.   Assignable Contracts are held with the following vendors:

     -    AT Chadwick Service Company+

     -    Brickman Group

     -    Critical Cleaning, Inc.

     -    Electronic Security Corp.

     -    Lancer USA+

     -    Neu-Ion

     -    Stericycle

     -    Steris

B.   Consent Contracts are held with the following vendors:

     -    Allied Waste/BFI

     -    Johnson Controls+

C.   Combined Contracts are held with the following vendors:

     -    Agilent+*

     -    Alfa Laval

     -    Beckman Coulter+*

     -    GE Analytical Instruments, Inc.+

     -    Integrated Service Solutions

     -    JC Ehrlich Co., Inc.

     -    Klenzoid Water Treatment+

     -    Ransome

     -    Thermo Electron Corporation+

*    Consent required for assignment.

+ The agreements with these vendors have been prepaid in full or in part and a pro-ration must be made upon the transfer of assets pursuant to the Agreement.